                                                                    EXHIBIT 99.1
Current Development Activity

  The following table summarizes Archstone's development communities under construction as of June 30, 1999 (dollar amounts in thousands):

                                                                                                Actual or
                                                                                                Expected
                                                                                                 Date         Expected
                                                                                               for First    Stabilization
                                                                     Total        Start Date     Units          Date
                                      Number of      Archstone      Expected      (Quarter/    (Quarter/      (Quarter     %
                                        Units       Investment   Investment/(1)/     Year)     Year) /(2)/     /Year)    Leased (3)
                                    -------------  ------------  ---------------  ----------  ------------     ------    ----------
Central Region:
Austin, Texas:
  Archstone Monterey Ranch I......           168   $    10,297     $    12,855      Q2/98       Q2/99          Q3/99     86.3%
  Archstone Monterey Ranch III....           448         8,633          31,669      Q3/98       Q4/99          Q2/00      n/a
                                    -------------  ------------   ------------
   Total Austin...................           616   $    18,930     $    44,524
                                    -------------  ------------   ------------
 Denver, Colorado:
  Archstone Dakota Ridge..........           480   $    31,757     $    35,541      Q1/98       Q1/99          Q1/00     67.7%
                                    -------------  ------------   ------------
 Houston, Texas:
  Archstone Braeswood II..........            36   $     4,049     $     4,179      Q3/98       Q2/99          Q3/99     77.8%
                                    -------------  ------------   ------------
 Salt Lake City, Utah:
  Archstone River Oaks............           448   $    33,071     $    37,483      Q2/98       Q1/99          Q4/00     36.6%
                                    -------------  ------------   ------------
      Total Central Region........         1,580   $    87,807     $   121,727
                                    -------------  ------------   ------------

East Region:
 Atlanta, Georgia:
  Cameron at Barrett Creek........           332   $    26,337     $    27,822      Q4/97       Q4/98          Q1/00     61.5%
                                    -------------  -------------  ------------
 Birmingham, Alabama:
  Cameron at the Summit II........           268   $    16,522     $    18,939      Q2/98       Q2/99          Q3/00     20.5%
                                    -------------  -------------  ------------
 Boston, Massachusetts:
  Archstone Tewksbury.............           168   $     9,592     $    21,402      Q1/99       Q4/99          Q3/00      n/a
                                    -------------  -------------  ------------
 Indianapolis, Indiana:
  Cameron at River Ridge..........           202   $    12,804     $    15,846      Q2/98       Q2/99          Q2/00     14.4%
                                    -------------  -------------  ------------
 Raleigh, North Carolina:
  Archstone at Preston............           388   $    23,837     $    31,289      Q2/98       Q2/99          Q2/01     21.9%
  Cameron Woods...................           328        22,044          23,457      Q3/97       Q3/98          Q3/99     87.2%
                                    -------------  ------------   ------------
   Total Raleigh..................           716   $    45,881     $    54,746
                                    -------------  -------------  ------------
 Richmond, Virginia:
  Archstone at Swift Creek I......           288   $    16,936     $    22,873      Q2/98       Q3/99          Q1/01      n/a
  Cameron at Virginia Center II...            88         6,965           7,588      Q2/98       Q2/99          Q4/99     73.9%
                                    -------------  ------------   ------------
   Total Richmond.................           376   $    23,901     $    30,461
                                    -------------  -------------  ------------
 Southeast, Florida:
  Cameron Palms...................           340        28,563          29,598      Q4/97       Q4/98          Q3/99     91.2%
                                    -------------  -------------  ------------
 Washington, D.C.:
  Archstone Governor's Green......           338   $    26,927     $    36,446      Q3/98       Q3/99          Q3/00      n/a
  Archstone Woodland Park.........           392        11,052          42,622      Q2/99       Q3/00          Q3/01      n/a
                                    -------------  ------------   ------------
   Total Washington, D.C..........           730   $    37,979     $    79,068
                                    -------------  -------------  ------------
 West Coast, Florida:
  Archstone Rocky Creek...........           264   $    15,999     $    19,750      Q3/98       Q2/99          Q3/00      9.1%
                                    -------------  ------------   ------------
   Total East Region..............         3,396   $   217,578     $   297,632
                                    -------------  ------------   ------------

                                                                    EXHIBIT 99.1

                                                                                              Actual or
                                                                                            Expected Date   Expected
                                                                                    Start       for       Stabilization
                                                                    Total            Date    First Units      Date
                                     Number of      Archstone      Expected        (Quarter  (Quarter       (Quarter          %
                                       Units       Investment    Investment /(1)/   /Year)   /Year)/(2)/     /Year)     Leased /(3)/
                                   ------------   -------------  ---------------   --------  -----------    -------     ----------
West Region:
Orange County, California:
  Las Flores Apartment Homes......          504      $ 50,823         $ 53,120      Q4/96      Q2/98        Q3/99        91.3%
                                    -----------   -----------    -------------
 Phoenix, Arizona:
  Arrowhead II....................          200      $ 12,968         $ 13,535      Q2/98      Q1/99        Q2/00        58.0%
  San Marbeya.....................          404        27,409           28,246      Q4/97      Q4/98        Q4/99        92.1%
  San Valiente II.................          228        14,271           14,992      Q4/97      Q4/98        Q4/99        80.7%
                                    -----------   -----------    -------------
   Total Phoenix..................          832      $ 54,648         $ 56,773
                                    -----------   -----------    -------------
 Portland, Oregon:
  Hedges Creek....................          408      $ 27,456         $ 28,095      Q2/97      Q2/98        Q3/99        91.4%
                                    -----------   -----------    -------------
 Reno, Nevada:
  The Enclave II..................          180      $ 11,294         $ 16,204      Q4/98      Q3/99        Q1/00         n/a
                                    -----------   -----------    -------------
 San Diego, California:
  Archstone Torrey Hills..........          340      $ 30,566         $ 42,963      Q1/98      Q3/99        Q2/00         n/a
                                    -----------   -----------    -------------
 San Francisco Bay Area,
  California:
  Archstone Emerald Park..........          324      $ 39,523         $ 45,652      Q4/97      Q3/99        Q1/00         n/a
  Archstone Hacienda..............          540        48,113           74,533      Q2/98      Q3/99        Q3/00         n/a
  Archstone Monterey Grove........          224        25,961           26,678      Q4/97      Q1/99        Q4/99        46.0%
                                    -----------   -----------    -------------
   Total San Francisco Bay Area...        1,088      $113,597         $146,863
                                    -----------   -----------    -------------
 Seattle, Washington:
  Archstone Inglewood Hill........          230      $ 18,978         $ 20,677      Q2/98      Q2/99        Q2/00        62.6%
  Archstone Northcreek............          524        35,229           44,025      Q2/98      Q2/99        Q1/01        27.9%
                                    -----------   -----------    -------------
   Total Seattle..................          754      $ 54,207         $ 64,702
                                    -----------   -----------    -------------
       Total West Region..........        4,106      $342,591         $408,720
                                    -----------   -----------    -------------
       Total Communities
         Under Construction.......        9,082      $647,976         $828,079
                                    ===========   ===========    =============

(1)  Represents total budgeted land and development costs.
(2) Represents the quarter that the first completed units were made available for leasing (or are expected to be made available). Archstone begins leasing completed units prior to completion of the entire community.
(3) The percentage leased is based on leased units divided by total number of units in the community (completed and under construction) as of June 30, 1999. A "n/a" indicates the communities where lease-up has not yet commenced.